Exhibit (j)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the references to our firm under the captions "Financial Highlights" for the Investors Florida Municipal Cash Fund, Investors Michigan Municipal Cash Fund, Investors New Jersey Municipal Cash Fund, Investors Pennsylvania Municipal Cash Fund and Tax-Exempt New York Money Market Fund (collectively, the "Funds"), each a series of Investors Municipal Cash Fund, in the Investors Municipal Cash Fund Prospectus and "Independent Auditors and Reports to Shareholders" in the Investors Municipal Cash Fund Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 19 to the Registration Statement (Form N-1A, No. 33-34819) of our report dated May 7, 2002 with respect to the financial statements and financial highlights of the Funds included in the Investors Municipal Cash Fund Annual Report, dated March 31, 2002.



                                                            /s/ERNST & YOUNG LLP
                                                            ERNST & YOUNG LLP


Boston, Massachusetts



July 24, 2002